                                R E S T A T E D

                                  B Y L A W S

                                      OF

                        BIOMAGNETIC TECHNOLOGIES, INC.
                           a California Corporation

                               TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----

ARTICLE I       MEETINGS OF SHAREHOLDERS...........................................    1
     Section 1.      ANNUAL MEETINGS...............................................    1
     Section 2.      SPECIAL MEETINGS..............................................    1
     Section 3.      NOTICE........................................................    1
     Section 4.      ADJOURNED MEETING AND NOTICE THEREOF..........................    2
     Section 5.      QUORUM........................................................    3
     Section 6.      CONSENT OF ABSENTEES..........................................    3
     Section 7.      ACTION WITHOUT MEETING........................................    3
     Section 8.      RECORD DATES..................................................    4
     Section 9.      PROXIES.......................................................    5
     Section 10.     VOTING; CUMULATIVE VOTING AND NOTICE THEREOF..................    5
     Section 11.     CHAIRMAN OF MEETING...........................................    6
     Section 12.     INSPECTORS OF ELECTION........................................    6

ARTICLE II      DIRECTORS..........................................................    7
     Section 1.      POWERS........................................................    7
     Section 2.      NUMBER........................................................    7
     Section 3.      ELECTION AND TERM OF OFFICE...................................    7
     Section 4.      ORGANIZATION MEETING..........................................    8
     Section 5.      REGULAR MEETINGS..............................................    8
     Section 6.      SPECIAL MEETINGS..............................................    8
     Section 7.      NOTICE OF MEETINGS............................................    8
     Section 8.      PARTICIPATION BY TELEPHONE....................................    8
     Section 9.      QUORUM........................................................    8
     Section 10.     VOTING........................................................    9
     Section 11.     ACTION WITHOUT MEETING........................................    9
     Section 12.     VALIDATION OF MEETING.........................................    9
     Section 13.     RESIGNATION...................................................    9
     Section 14.     VACANCIES.....................................................    9
     Section 15.     ADJOURNMENT...................................................   10
     Section 16.     VISITORS......................................................   10
     Section 17.     FEES AND COMPENSATION.........................................   10
     Section 18.     COMMITTEES....................................................   10
     Section 19.     MEETINGS AND ACTION OF COMMITTEES.............................   11

ARTICLE III     OFFICERS...........................................................   11
     Section 1.      OFFICERS......................................................   11
     Section 2.      ELECTION......................................................   11
     Section 3.      SUBORDINATE OFFICERS..........................................   12
     Section 4.      REMOVAL AND RESIGNATION.......................................   12
     Section 5.      VACANCIES.....................................................   12
     Section 6.      CHAIRMAN OF THE BOARD.........................................   12
     Section 7.      PRESIDENT.....................................................   12
     Section 8.      VICE PRESIDENT................................................   13
     Section 9.      SECRETARY.....................................................   13
     Section 10.     CHIEF FINANCIAL OFFICER.......................................   13

                                      -i-


ARTICLE IV      MISCELLANEOUS......................................................   14
     Section 1.      LOANS TO OR GUARANTIES FOR THE BENEFIT OF OFFICERS OR
                     DIRECTORS; LOANS UPON THE SECURITY OF SHARES OF THE
                     CORPORATION...................................................   14
     Section 2.      RECORD DATE AND CLOSING STOCK BOOKS...........................   15
     Section 3.      INSPECTION OF CORPORATE RECORDS...............................   15
     Section 4.      EXECUTION OF CONTRACTS........................................   15
     Section 5.      SHARE CERTIFICATES............................................   16
     Section 6.      REPRESENTATION OF SECURITIES OF OTHERS........................   17
     Section 7.      INSPECTION OF BYLAWS..........................................   17
     Section 8.      EMPLOYEE STOCK PURCHASE AND OPTION PLANS......................   17
     Section 9.      CONSTRUCTION AND DEFINITIONS..................................   17
     Section 10.     INDEMNIFICATION OF CORPORATE AGENTS...........................   17
     Section 11.     FINANCIAL STATEMENTS..........................................   18
     Section 12.     CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS......................   18

ARTICLE V       AMENDMENTS TO BYLAWS...............................................   19
     Section 1.      POWER OF SHAREHOLDERS.........................................   19
     Section 2.      EFFECTIVE DATE................................................   19

                                      -ii-

                                 B Y L A W S

Bylaws for the regulation, except as otherwise provided by statute or its Articles of Incorporation ("Articles"), of

                        BIOMAGNETIC TECHNOLOGIES, INC.
                          (a California Corporation)

                                 ARTICLE I
                           MEETINGS OF SHAREHOLDERS

Section 1. ANNUAL MEETINGS. The annual meeting of shareholders shall be held between 60 and 180 days following the end of the fiscal year of the corporation and at such precise date and time and at such place as fixed by the resolution of the Board of Directors ("Board"). At such meeting, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

Section 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than 10% of the votes at the meeting or by such other persons as may be provided in the Articles or in these Bylaws.

Section 3. NOTICE. Written notice of each meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the Corporation for the purpose of notice. If no such address appears or is given, notice shall be deemed to have been given to him if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or by publication of notice at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not les than 10 nor more than 60 days before such meeting. Such notice shall specify the place, the date and the hour of such meeting.

     In the case of a special meeting, the notice shall state the general nature of business to be transacted and no other business shall be transacted at such meeting.

     In the case of a special meeting called by holders of shares pursuant to
Section 2, the holder or holders shall make a written request to the Chairman of the Board, President, or Vice President. The written request shall state a time for the meeting not less than 10 nor more than 60 days after receipt of the request. The officer receiving the request shall forthwith cause notice to be given to each shareholder of the corporation. The notice shall state the date, time and a place of, and the general nature of the business to be transacted at, such meeting.

     In the case of an annual meeting, the notice shall state those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders. However, any proper matter may be present at the meeting for action but action on the following matters shall be valid only if the general nature of the proposal so approved was stated in the notice of the meeting or in a written notice, unless the matter was unanimously approved by those entitled to vote:

     (a) the approval of a contract or other transaction between the corporation and one or more of its directors or with any corporation, firm or association in which one or more of its directors has material financial interest;

     (b)  an amendment to the Articles;

     (c) a reorganization (as defined in Section 181 of the General Corporation Law) required to be approved by Section 1201 of the General Corporation Law;

     (d)  the voluntary winding up and dissolution of the corporation; or

     (e) a plan of distribution under Section 2007 of the General Corporation Law in respect of a corporation in the process of winding up.

     The notice of any meeting at which directors are to be elected shall include the names of the nominees intended at the time of the notice to be presented by management for election.

     The notice shall state such other matters, if any, as may be expressly required by statute.

Section 4. ADJOURNED MEETING AND NOTICE THEREOF. When a shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 5. QUORUM. Unless otherwise provided in the Articles, the presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided above.

Section 6. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed and wherever held are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 7. ACTION WITHOUT MEETING. Unless otherwise provided in the Articles, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that:

     (a) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval:

          (1) of a contract of other transaction between the corporation and one or more of its directors or with any corporation, firm or association in which one or more of its directors has a material financial interest;

          (2) of an indemnity pursuant to Section 317 of the General Corporation Law;

          (3) of a reorganization (as defined in Section 181 of the General Corporation Law) required to be approved by Section 1201 of the General Corporation Law; or

          (4) of a plan of distribution under Section 2007 of the General Corporation Law in respect of a corporation in the process of winding up, which approval was obtained without a meeting by less than unanimous written consent, shall be given at least 10 days before the consummation of the action authorized by such approval; and

     (b) prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Notice of such approval shall be given in the same manner as required by Article I, Section 3 of these Bylaws.

     Any shareholder giving a written consent, or the shareholder's proxyholder or proxyholders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxyholder or proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

     Notwithstanding the above provisions, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

Section 8. RECORD DATES. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to exercise any other rights, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action. If no record date is fixed by the Board:

     (a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

     (b) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given; and

     (c) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days.

Section 9. PROXIES. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked as specified in Section 705(b) of the General Corporation Law or unless it states that it is irrevocable. A proxy which states that it is irrevocable is irrevocable for the period specified therein when it is held by a person specified in Section 705(e) of the General Corporation Law.

Section 10. VOTING; CUMULATIVE VOTING AND NOTICE THEREOF. Votes on any matter may be VIVA VOCE but shall be by ballot upon demand made by a shareholder at any election and before the voting begins. No shareholder shall be entitled to cumulate votes for election of directors (i.e., cast for any candidate for election as director a number of votes greater than the number of votes which such shareholder is entitled to cast in votes on matters other than the election of directors) unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. If cumulative voting is proper, every shareholder entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

     Except for election of directors, provided above, votes on other substantive and procedural matters shall be taken on the basis of one vote for each shares represented at the meeting.

     Fractional shares shall not be entitled to any voting rights.

Section 11. CHAIRMAN OF MEETING. The Board may select any person to preside as Chairman of any meeting of shareholders, and if such person shall be absent from the meeting, or fail or be unable to preside, the Board may name any other person in substitution therefor as Chairman. In the absence of an express selection by the Board of a Chairman or substitute therefor, the Chairman of the Board shall preside as Chairman. If the Chairman of the Board shall be absent, fail or be unable to preside, the President shall preside. If the President shall be absent, fail or be unable to preside the Vice President or Vice Presidents in order of their rank as fixed by the Board, the Secretary, or the Chief Financial Officer, shall preside as Chairman, in that order. The Chairman of the meeting shall designate a secretary for such meeting, who shall take and keep or cause to be taken and kept minutes of the proceedings thereof.

     The conduct of all shareholders' meetings shall at all times be within the discretion of the Chairman of the meeting and shall be conducted under such rules as he may prescribe. The Chairman shall have the right and power to adjourn any meeting at any time, without a vote of the shares present in person or represented by proxy, if the Chairman shall determine such action to be in the best interests of the corporation and its shareholders.

Section 12. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any such persons fail to appear or refuse to act, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present in person or by proxy shall determine whether one or three inspectors are to be appointed.

     The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, here and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

                               ARTICLE II
                                DIRECTORS

Section 1. POWERS. Subject to any limitations in the Articles or these Bylaws and to any provision of the General Corporation Law relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under ultimate direction of the Board.

Section 2. NUMBER. The authorized number of directors of the Corporation shall not be less than five (5) nor more than nine (9), the exact number of directors to be fixed from time to time within such limit by a duly adopted resolution of the Board of Directors or shareholders. The exact number of directors presently authorized shall be seven (7) until changed within the limits specified above by a duly adopted resolution of the Board of Directors or shareholders.

     A Bylaw specifying or changing the fixed number of directors or the maximum or minimum number of directors or changing from a fixed to a variable board or vice versa may only be adopted by the vote or the written consent of shareholders entitled to exercise a majority of the voting power of the Corporation; provided, however, that a Bylaw or amendment of the Articles reducing the number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16-2/3 percent of the shares entitled to vote.

Section 3. ELECTION AND TERM OF OFFICE. The director shall be elected at each annual meeting of shareholders, and the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected or until a successor has been elected and qualified.

Section 4. ORGANIZATION MEETING. Immediately following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business.

Section 5. REGULAR MEETINGS. Regular meetings of the Board shall be held at such times and places within or without the state as may be designated by resolution of the Board. In the absence or designation of place, regular meetings shall be held at the principal office of the corporation. The Board shall hold at least four regular meetings during each fiscal year.

Section 6. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, or by any Vice President or the Secretary or any two directors. Special meetings of the Board may be held at such times and places within or without the state as may be designated in the notice of the meeting or which are designated by resolution of the Board.

Section 7. NOTICE OF MEETINGS. When notice of a meeting of the Board is required, at lease four days notice by mail or 48 hours notice delivered personally or by telephone or telegraph shall be given to each director. Such notice need not specify the purpose of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice or consent to holding the meeting or any approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meetings.

Section 8. PARTICIPATION BY TELEPHONE. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section constitutes presence in person at such meeting.

Section 9. QUORUM. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present, whether or not quorum is present, may adjourn any meeting to another time and place.

Section 10. VOTING. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, subject to Section 9 of this Article and to:

     (a) the provisions of Section 310 of the General Corporation Law regarding votes in respect of a contract or other transaction between the corporation and one or more of its directors or with any corporation, firm or association in which one or more of its directors has a material financial interest, and

     (b) the provisions of Section 317 of the General Corporation Law regarding votes in respect of indemnification of agents of the corporation who are members of the Board.

Section 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 12. VALIDATION OF MEETING. The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 13. RESIGNATION. Any director may resign effective upon giving written notice to the Chairman of he Board, the President, the Secretary of the Board of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 14. VACANCIES. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director, vacancies occurring in the Board by reason of the removal of directors may be filled only by approval of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 15. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment. Such notice need not comply with the time in which notice must be given prior to a meeting as required by Section 7 of Article II of the Bylaws, but should be given as far in advance as is reasonably practicable under all the circumstances existing at the time of adjournment.

Section 16. VISITORS. No person other than a director may attend any meeting of the Board without the consent of a majority of the Directors present; provided, however, that a representative of legal counsel for the corporation and a representative of the independent certified public accountant for the corporation may attend any such meeting upon the invitation of any director.

Section 17. FEES AND COMPENSATION. Directors and members of committees may receive such compensation for their services and such reimbursement for expenses as may be fixed or determined by resolution of the Board.

Section 18. COMMITTEES. The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board or in the Bylaws, shall have all the authority of the Board, except with respect to:

     (a) the approval of any action for which the General Corporation Law also requires shareholders' approval or approval of the outstanding shares;

     (b)  the filling of vacancies on the Board or in any committee;

     (c) the fixing of compensation of the directors for serving on the Board or on any committee;

     (d)  the amendment or repeal of Bylaws or the adoption of new Bylaws;

     (e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

     (f) a distribution to the shareholders of the corporation (as defined in Section 166 of the General Corporation Law), except at a rate or in the periodic amount or within a price range determined by the Board; and

     (g) the appointment of other committees of the Board or the members thereof.

Section 19. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of this Article, Section 5 (Regular Meetings), 6 (Special Meetings), 7 (Notice of Meetings), 8 (Participation by Telephone), 9 (Quorum), 10 (Voting), 11 (Action Without Meeting), and 15 (Adjournment), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees, special meetings of committees may also be called by resolutions of the Board and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                    ARTICLE III
                                      OFFICERS

Section 1. OFFICERS. The officers of the corporation shall be a Chairman of the Board or a President, or both, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Financial Officers, and such other officers as may be appointed in accordance with the provision of Section 3 of this Article. One person may hold two or more offices.

Section 2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board, and each shall hold office until resignation or removal or other disqualification to serve, or the election of a successor.

Section 3. SUBORDINATE OFFICERS. The Board may appoint, and may empower the Chairman of the Board or President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board may from time to time determine.

Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by action of the Board duly taken, or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

     Any officer may resign at anytime by giving written notice to the corporation, to the attention of the Secretary. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. VACANCIES. A vacancy in any office shall be filled in the manner prescribed in the bylaws for regular appointments to such office.

Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board, cause minutes thereof to be taken, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by the Bylaws. In the event the corporation shall not have an elected President, the Chairman of the Board shall also have the authority and perform the duties as provided for the President in the following Section of this Article.

Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there is such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the corporation. In the absence of the Chairman of the Board, or if there is none, the President shall preside at all meetings of the Board. He shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board or the Bylaws.

Section 8. VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, or, if there be none, the Chairman of the Board, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President or Chairman of the Board. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for each of them by the Board or the Bylaws.

Section 9. SECRETARY. The Secretary shall keep or cause to be kept at the principal executive office a book of minutes of all meetings and consents to action without a meeting of directors, committees and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' and committee meetings, the number of shares present or represented at shareholder's meetings, and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, a record of its shareholders showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

    The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board required by the Bylaws or by law to be given.

     The Secretary shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or by the Bylaws.

Section 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including changes in financial position, accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus shall be classified according to source and shown in a separate account.

     The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. He shall disburse the funds of the corporation as may be ordered by the Board or by any officer having authority therefor, shall render to the President and directors, whenever they request it, an account of all of his transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or the Bylaws.

                                  ARTICLE IV
                                 MISCELLANEOUS

Section 1. LOANS TO OR GUARANTIES FOR THE BENEFIT OF OFFICERS OR DIRECTORS; LOANS UPON THE SECURITY OF SHARES OF THE CORPORATION.

     (a) Except as expressly provided in subsection (b) hereof, the corporation shall not make any loan of money or property to our guarantee the obligation of:

          (1) any director or officer of the corporation or of its parent or any subsidiary, or

          (2) any person upon the security of shares of the corporation or of its parent, unless the loan or guaranty is otherwise adequately secured, except by the vote of the holders of a majority of the shares of all classes, regardless of limitations or restrictions on voting rights, other than shares held by the benefited director, officer or shareholder.

     (b) the corporation may lend money to, or guarantee any obligation of or otherwise assist any office or other employee of the corporation or of any subsidiary, including any officer or employee who is also a director, pursuant to an employee benefit plan (including, without limitation, any stock purchase or stock option plan) available to executives or other employees, whenever the Board determines that such loan or guaranty may reasonably be expected to benefit the corporation. If such plan includes officers or directors, it shall be approved by the shareholders after disclosure of the right under such plan to include officers or directors thereunder. Such loan or guaranty or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of the corporation. The corporation may advance money to a director or officer of the corporation or of its parent or any subsidiary for expenses reasonably anticipated to be incurred in the performance of the duties of such director or officer, provided that in the absence of such advance such director or officer would be entitled to be reimbursed for such expenses by such corporation, its parent or any subsidiary.

Section 2. RECORD DATE AND CLOSING STOCK BOOKS. When a record date is fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

     The Board may close the books of the corporation against transfers of shares during the whole or any part of a period not more than 60 days prior to the date of a shareholders' meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

Section 3. INSPECTION OF CORPORATE RECORDS. The record of shareholders, the accounting books and records of the corporation, and minutes of proceedings of the shareholders, the Board and committees of the Board shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours for a purpose reasonably related to his interests as a shareholder or as the holder of a voting trust certificate. Such inspection may be made in person or by a agent or attorney, and shall include the right to copy and make extracts. Demand of inspection shall be made in writing upon the corporation to the attention of the Secretary.

     A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of such voting shares and have filed a Schedule 14-B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have an absolute right to access to a list of shareholders as provided in section 1600(a) of the General Corporation Law.

Section 4. EXECUTION OF CONTRACTS. Any contract or other instrument in writing entered into by the corporation, when signed by the Chairman of the Board, the President or any Vice President and the Secretary, and Assistant Secretary, the Chief Financial Officer or any Assistant Financial Officer or any Assistant Financial Officer is not invalidated as to the corporation by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other party to the contract or other instrument that the signing officers had no authority to execute the same. Contracts or other instruments in writing made in the name of the corporation which are authorized or ratified by the Board, or are done within the scope of authority, actual or apparent, conferred by the Board or within the agency power of the officer executing it, bind the corporation.

Section 5. SHARE CERTIFICATES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid. Every shareholder in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an Assistant Financial Officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholders. Any or all of the signatures on the certificate may be facsimile.

     The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. On the certificates issued to represent any partly paid shares the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

     No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate may be issued without the surrender and cancellation of the old certificate if:

     (a)  the old certificate is lost, stolen or destroyed:

     (b) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft;

     (c) the request for the issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser; and

     (d) the owner satisfies any other reasonable requirements imposed by the corporation including, at the election of the Board, the filing of sufficient indemnity bond or undertaking with the corporation or its transfer agent. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Sections 8014 and 8405 of the California Commercial Code.

Section 6. REPRESENTATION OF SECURITIES OF OTHERS. Unless otherwise determined by the Board or the Executive Committee, the President, or any other officer of the corporation designated in writing by the President, is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all securities of any other person or entity standing in the name of the corporation. The authority herein granted may be exercised either in person, or by proxy.

Section 7. INSPECTION OF BYLAWS. The corporation shall keep in its principal executive or business office in this state, the original or a copy of its Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during the officer hours.

Section 8. EMPLOYEE STOCK PURCHASE PLAN AND OPTION PLANS. The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issuance and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such person in paying for such shares by compensation for services rendered, promissory notes or otherwise.

     A stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the Corporation to repurchase the shares upon termination of employment, subject to the provisions of Chapter 5 of the California Corporations Code, restrictions upon transfer of the shares and the time limits of and termination of the plan.

Section 9. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

Section 10. INDEMNIFICATION OF CORPORATE AGENTS. The corporation shall have power to indemnify any person who is or was an agent of the corporation as provided in Section 317 of the California General Corporation Law.

Section 11. FINANCIAL STATEMENTS. A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for 12 months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

     A shareholder or shareholders holding at least five percent of the outstanding shares of any class of stock of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than 30 days prior to the date of the request, and a balance sheet of the corporation as of the end of such period; the Chief Financial officer shall cause such statements to be prepared, if not already prepared, and shall deliver personally or mail such statements to the person making the request within 30 days after the receipt of such request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to such shareholder or shareholders within 30 days after such request.

     The corporation also shall, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared and a balance sheet as of the end of such period.

     The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

Section 12. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

                                  ARTICLE V
                             AMENDMENTS TO BYLAWS

Section 1. POWER OF SHAREHOLDERS. Bylaws may be adopted, amended, or repealed by the vote or the written consent of shareholders entitled to exercise a majority of the voting power of the corporation. Subject to the right of shareholders to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors, except that a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number of directors, may only be adopted by the vote or the written consent of shareholders entitled to exercise a majority of the voting power of the Corporation.

Section 2. EFFECTIVE DATE. These Restated Bylaws shall be effective for all purposes on January 25, 1990.